Exhibit 99.1


DATE:       October 25, 2005

CONTACTS:   Steven Tragash, Corporate Communications, 317-971-2031
            Andy Rieth, Investor Relations, 317-971-2061
            Doug Hughes, Investor Relations, 317-971-2039

                Guidant Statement Regarding Service of Subpoenas

Indianapolis, Ind. -- October 25, 2005 -- Guidant Corporation (NYSE: GDT) today announced that it has received administrative subpoenas from the United States Department of Justice U. S. Attorney's offices in Boston and Minneapolis issued under the Health Insurance Portability & Accountability Act of 1996. The subpoena from the U.S. Attorney's office in Boston requests documents concerning pacemakers, ICDs, leads and related products. The subpoena from the U.S. Attorney's office in Minneapolis requests documents relating to Guidant's VENTAK PRIZM(R) 2 and CONTAK RENEWAL(R) 1 and 2 devices. Guidant stated that it intends to cooperate fully in responding to the subpoenas.